Report Name - 10F-3

Fund - SmB Managed Municipals Fund

                                Period : 09/01/05 through 02/28/06


                                    ID : 693
                           Issuer Name : California State RANS 4.5% 06/30/06
                            Trade Date : 11/03/05
                        Selling Dealer : Morgan Stanley
                Total Shares Purchased : 15,500,000.00
                        Purchase Price : 100.94
                    % Received by Fund : 0.517%
                        % of Issue (1) : 3.767%
        Other Participant Accounts (2) :      97,500,000.00
                      Issue Amount (2) :   3,000,000,000.00
          Total Received All Funds (2) :     113,000,000.00

(1) Represents purchases by all affiliated mutual funds and discretionary accounts; may not exceed 25% of the principal amount of the offering.

(2) Includes purchases by other affiliated mutual funds and discretionary accounts.


                           Report Name : 10F-3 Syndicate Supplement

                                Issuer : CA State RANS 4.5% 06/30/06
                            Trade Date : 11/03/05
                 Joint/Lead Manager(s) : Morgan Stanley
                                         Banc of America Securities LLC
                                         Bear Stearns & Co Inc
                                         Citigroup Global Markets
                                         E.J. De La Rosa & Co.
                                         Goldman Sachs & Co
                                         JP Morgan Securities
                                         Lehman Brothers
                                         Merrill Lynch & Co
                                         Ramirez & Co.
                                         Siebert Brandford Shank & Co.
                                         UBS Financial Services
                                         Wells Fargo Brokerage Services
                         Co-Manager(s) : N/A
                         Selling Group : N/A